CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Condensed Financial Information" and "Transfer and Dividend Disbursing Agent, Custodian, Counsel, and Independent Auditors" and to the use of our report dated July 8, 1997, which is incorporated by reference, in this Registration Statement (Form N-1A No. 33-58248) of Dreyfus International Funds, Inc.




                                       ERNST & YOUNG LLP


New York, New York
September 22, 1997